EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the shares of common stock, $.001 par value, of Enerteck Corporation.

Dated:  December 19, 2005

                                      BATL BIOENERGY LLC


                                      By: /s/ Thomas Donino
                                          --------------------------------------
                                          Thomas Donino
                                          President


                                      BATL MANAGEMENT LP

                                      By: BATL Trading Inc., its general partner


                                      By: /s/ Thomas Donino
                                          --------------------------------------
                                          Thomas Donino
                                          President


                                      /s/ Thomas Donino
                                      ------------------------------------------
                                      Thomas Donino